UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Gaylord Entertainment Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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INFORMATION REGARDING POTENTIAL PARTICIPANTS
     Under applicable regulations of the Securities and Exchange Commission (the “SEC”), Gaylord Entertainment Company (the “Company”), its directors and certain of its executive officers may be deemed “participants” in the solicitation of proxies by the Board of Directors of the Company in connection with the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). These directors and executive officers are listed below, together with the amount of common stock beneficially owned by each participant as of February 1, 2009.

	Beneficial
	Ownership of
Name of Director/Executive Officer	Common Stock
Michael J. Bender, Director	19,000	(1)
E.K. Gaylord II, Director	448,674	(2)
E. Gordon Gee, Director	38,500	(3)
Ralph Horn, Director	52,500	(3)
Ellen Levine, Director	21,500	(4)
R. Brad Martin, Director	4,500	(5)
Colin V. Reed, Chairman of the Board, CEO and Director	1,481,497	(6)
Michael D. Rose, Director	263,299	(7)
Michael I. Roth, Director	29,140	(8)
David C. Kloeppel, President and CFO	447,615	(9)
Carter R. Todd, Executive Vice President, General Counsel and Secretary	33,000	(10)

(1)	Includes 17,500 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 6, 2009.

(2)	Includes 206,500 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 6, 2009.

(3)	Includes 37,000 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 6, 2009.

(4)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 6, 2009.

(5)	Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 6, 2009.

(6)	Includes 1,013,750 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 170,000 shares of common stock issuable upon the vesting of restricted stock unit awards granted pursuant to the 2003 PARSUP Program, which will vest on December 31, 2011 or upon termination of Mr. Reed’s employment, whichever occurs first, as well as 182,000 shares of common stock issuable upon the vesting of restricted stock unit awards, which vest on February 4, 2012, subject to the satisfaction of certain performance metrics. Includes 385,242 shares credited to Mr. Reed’s SERP (each of which is the economic equivalent of one share of the Company’s common stock and is payable solely in shares of common stock following Mr. Reed’s termination of employment with the Company). Mr. Reed does not have voting power or investment power with respect to these shares. Mr. Reed’s sole right with respect to these shares is to receive some or all of these shares upon termination of his employment in accordance with the terms of Mr. Reed’s employment agreement, depending upon the nature of such termination.

(7)	Includes 210,000 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 6, 2009.

(8)	Includes 25,000 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 1,500 shares of common stock issuable upon the vesting of restricted stock unit awards on May 6, 2009.

(9)	Includes 362,500 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 75,000 shares of common stock issuable upon the vesting of restricted stock unit awards, which vest on February 4, 2012, subject to the satisfaction of certain performance metrics.

(10)	Includes 25,000 shares issuable upon the exercise of options exercisable within 60 days of February 1, 2009. Does not include 20,000 shares of common stock issuable upon the vesting of restricted stock unit awards, which vest on February 4, 2012, subject to the satisfaction of certain performance metrics.

DIRECTOR COMPENSATION
     Directors may be deemed to have an interest in their nominations for election to the Company’s Board by virtue of the compensation they receive from the Company for Board service. As discussed in the Company’s proxy statement relating to the 2008 Annual Meeting of Stockholders of the Company, directors who are not employees of the Company receive cash compensation for their service as a director as follows:

Compensation Item	Amount
Fees Payable to All Directors
Annual Retainer	$50,000
Fees Payable to Audit Committee Members
Audit Committee Chair	20,000
Other Audit Committee Members	10,000
Fees Payable to Human Resources Committee Members
Human Resources Committee Chair	12,500
Other Human Resources Committee Members	7,500
Fees Payable to Nominating and Corporate Governance Committee Members
Nominating and Corporate Governance Committee Chair	12,500
Other Nominating and Corporate Governance Committee Members	7,500
     In addition, each non-employee director receives a fee of $1,500 for attending each meeting of the Board of Directors.
     Pursuant to the Company’s Director Deferred Compensation Plan, non-employee directors may defer the fees described above into this plan until their retirement or resignation from the Board. Earnings on fees deferred under this plan accrue based on either, at the participant’s election, the performance of the Company’s common stock or the performance of a pre-determined investment allocation.
     Directors who are employed by the Company do not receive cash compensation for their service as directors. All directors are reimbursed for expenses incurred in attending meetings.
     Each newly-elected non-employee director receives a grant of 3,000 restricted stock units, vesting fully on the first anniversary of the date of grant, pursuant to the Company’s 2006 Omnibus Incentive Plan. In addition, each non-employee director as well as Mr. Rose receives, as of the date of the first board meeting following our annual meeting of stockholders, an annual grant of 1,500 restricted stock units, vesting fully on the first anniversary of the date of grant, pursuant to the Company’s 2006 Omnibus Incentive Plan.
     Until restricted stock units vest and shares of common stock are issued in conversion of the restricted stock units, the director does not have any rights as a stockholder of the Company with respect to such shares, other than the right to receive a cash payment equal to any dividends paid on the common stock. The restricted stock units permit a director to defer the issuance of the common stock to be issued upon conversion of the restricted stock units to a specific date in the future or until the director’s date of retirement from the Board of Directors, whichever comes first. Shares of common stock issued upon conversion of restricted stock units must be held until six months after the conclusion of a director’s service on the Board of Directors.

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ADDITIONAL INFORMATION
     The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the Annual Meeting (the “2009 Proxy Statement”). Additional information regarding the interests of potential participants in the solicitation of proxies by the Board of Directors of the Company in connection with the Annual Meeting will be included in the 2009 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.
     Promptly after filing its definitive 2009 Proxy Statement for the Annual Meeting with the SEC, the Company will mail the definitive 2009 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ THE 2009 PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2009 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, at the Company’s website at http://www.gaylordentertainment.com or by contacting Mark Fioravanti, Gaylord Entertainment Company, One Gaylord Drive, Nashville, TN 37214.

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